EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Richard J. Campo, Chairman of the Board and Chief Executive Officer of Camden Property Trust (the “Company”), and Dennis M. Steen, the Senior Vice President-Finance and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1. The Annual Report on Form 10-K of the Company for the year ended December 31, 2011 (“the Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Richard J. Campo
Richard J. Campo
Chairman of the Board of Trust Managers and
Chief Executive Officer

/s/ Dennis M. Steen
Dennis M. Steen
Senior Vice President-Finance and
Chief Financial Officer

February 17, 2012